EXHIBIT 5.1
[Letterhead of Sutherland Asbill & Brennan LLP]

February 12, 2008

United States Gasoline Fund, LP
1320 Harbor Bay Parkway, Suite 145
Alameda, CA 94502

Re:	United States Gasoline Fund, LP Registration Statement on Form S-1 File No. 333-142206

Ladies and Gentlemen:

      We have acted as counsel to United States Gasoline Fund, a Delaware limited partnership (“USG”), in connection with the registration statement on Form S-1, as amended (File No. 333-142206) (the “Registration Statement”) filed by USG with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to 30,000,000 units representing limited partner interests in USG (the “Units”), in connection with the offering described in the Registration Statement.

      As counsel to USG, we have participated in the preparation of the Registration Statement and have examined originals or copies, certified or otherwise identified to our satisfaction by public officials or officers of USG as authentic copies of originals, of (i) USG’s certificate of limited partnership (the “Certificate”) and its amended and restated agreement of limited partnership (the “Limited Partnership Agreement”), (ii) resolutions of the board of directors of the general partner of USG acting on behalf of USG (the “Board”) relating to the authorization, issuance, offer and sale of the Units pursuant to the Registration Statement (the “Resolutions”), and (iii) such other documents or matters of law as in our judgment were necessary to enable us to render the opinions expressed below.

With respect to such examination and our opinion expressed herein, we have assumed, without any independent investigation or verification (i) the genuineness of all signatures (other than those of USG) on all documents submitted to us for examination, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or reproduced copies and the authenticity of the originals of such copied documents, and (v) that all certificates issued by public officials have been properly issued. We also have assumed without independent investigation or verification the accuracy and completeness of all corporate records made available to us by USG.

We have relied with your approval upon certificates of public officials, upon certificates and/or representations of officers and employees of USG, upon such other certificates as we deemed appropriate, and upon such other data as we have deemed to be appropriate under the circumstances. We have undertaken no independent investigation or verification of factual matters.

United States Gasoline Fund, LP
February 12, 2008

This opinion is limited to the Delaware Revised Uniform Limited Partnership Act, as in effect on the date hereof, and we express no opinion with respect to any other laws of the State of Delaware or the laws of any other jurisdiction. We express no opinion as to any state securities or broker-dealer laws or regulations thereunder relating to the offer, issuance and sale of the Units.

Based upon and subject to the foregoing, we are of the opinion that:

Assuming that (i) the final terms and conditions of the issuance, offer and sale of the Units, including those relating to price and amount of Units to be issued, offered and sold, have been duly authorized and determined or otherwise established by proper action of the Board in accordance with USG’s Certificate and Limited Partnership Agreement and the Resolutions, and are consistent with the descriptions thereof in the Registration Statement, (ii) the Units have been delivered to, and the agreed consideration has been fully paid at the time of such delivery by, the purchasers thereof, and (iii) the Registration Statement has become effective under the Act and remains effective at the time of the offer or sale of the Units, the Units will be duly authorized, validly issued, fully paid and non-assessable.

This opinion is limited to the matters expressly set forth herein, and no opinion may be implied or inferred beyond those expressly stated. Our opinions and other statements expressed herein are as of the date hereof, and we have no obligation to update this letter or to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the “Legal Matters” section of the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Act.

Respectfully submitted,

/s/ SUTHERLAND ASBILL & BRENNAN LLP

SUTHERLAND ASBILL & BRENNAN LLP